                                                                   EXHIBIT 10.40

                                                                  EXECUTION COPY

                             DATED  28 AUGUST 2003

                   WESTERN WIRELESS INTERNATIONAL CORPORATION

               WESTERN WIRELESS INTERNATIONAL SLOVENIA CORPORATION

             WESTERN WIRELESS INTERNATIONAL SLOVENIA II CORPORATION

                      WESTERN WIRELESS INTERNATIONAL D.O.O.

                                       and

                          IKB DEUTSCHE INDUSTRIEBANK AG

          ------------------------------------------------------------

                     SECOND AMENDMENT AND RESTATEMENT OF THE
                   SPONSORS' AND SHAREHOLDERS' UNDERTAKING AND
                              COMPLETION GUARANTEE

                               DATED 30 APRIL 2002

          RELATING TO THE FINANCING OF THE VEGA GSM TELECOMMUNICATIONS
                              NETWORK IN SLOVENIA

          ------------------------------------------------------------

                                TABLE OF CONTENTS

                                    CONTENTS

                                         CLAUSE                                                PAGE
1.   Definitions and Interpretation.........................................................     2

2.   Guarantee..............................................................................     9

3.   Undertakings...........................................................................    12

4.   Representations and Warranties.........................................................    19

5.   Undertakings in relation to Subordinated Debt..........................................    22

6.   Permitted Payments.....................................................................    24

7.   Subordination on Insolvency............................................................    25

8.   Enforcement by the Sponsors............................................................    27

9.   Voting.................................................................................    27

10.  Funding of Sponsor Contributions and Nature of Obligations.............................    28

11.  No Subrogation.........................................................................    32

12.  Waiver.................................................................................    32

13.  Consents...............................................................................    33

14.  Conflict...............................................................................    33

15.  Preservation of Subordinated Debt......................................................    34

16.  Taxes..................................................................................    34

17.  Indemnities............................................................................    35

18.  Successors, Assignments and Transfers..................................................    35

19.  Power of Attorney......................................................................    36

20.  Remedies and Waivers, Cumulative Rights, Partial Invalidity............................    36

21.  Rights of the Borrower.................................................................    37

22.  Other information......................................................................    37

23.  UMTS Rebate............................................................................    37

24.  Overseas ranking.......................................................................    37
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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                               PAGE
25.  Notices................................................................................    37

26.  Counterparts...........................................................................    40

27.  Amendments.............................................................................    40

28.  Governing law..........................................................................    40

29.  Jurisdiction; Consent to Service of Process; Waiver of Jury Trial......................    40

30.  Service of process.....................................................................    41

31.  Waiver of Immunity.....................................................................    41

32.  Expenses...............................................................................    42

33.  Entire Agreement.......................................................................    42

SCHEDULE 1 Process Agents...................................................................    58
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                                      -ii-

THIS AGREEMENT is dated                 2003 and made between:

(1) WESTERN WIRELESS INTERNATIONAL CORPORATION ("WWIC"), WESTERN WIRELESS INTERNATIONAL SLOVENIA CORPORATION ("WWI SLOVENIA I"), and WESTERN WIRELESS INTERNATIONAL SLOVENIA II CORPORATION ("WWI SLOVENIA II") (together the "SPONSORS");

(2) WESTERN WIRELESS INTERNATIONAL D.O.O., a company with limited liability organised and existing under the laws of the Republic of Slovenia (the "BORROWER"); and

(3) IKB DEUTSCHE INDUSTRIEBANK AG, a banking corporation duly organised and existing under the laws of the Federal Republic of Germany as off shore security or facility agent for and on behalf of the Senior Creditors (the "OFF SHORE SECURITY AGENT" or the "OFF SHORE FACILITY AGENT" as the case may be).

WHEREAS

(A) The Borrower is a special purpose project company created as a limited liability company on 20 September 2000 to undertake the Project.

(B) WWIC, WWI Slovenia I, and WWI Slovenia II are the sponsors of the Project and are direct and indirect shareholders of the Borrower.

(C) The Borrower has entered into the Facility Agreement pursuant to which each of the Banks has agreed to make available certain project finance facilities to the Borrower and the Lucent Loan Agreement pursuant to which Lucent Technologies Inc. has agreed to make a loan to the Borrower, in each case, for the purpose of, amongst other things, the design, construction, engineering, financing, commissioning, operation and maintenance of the Project.

(D) The Borrower has entered into the Hedging Agreements pursuant to which the Hedging Counterparties will provide certain interest rate hedging arrangements to the Borrower.

(E) The parties hereto have entered into the Original Sponsors' and Shareholders' Undertaking and Completion Guarantee pursuant to which the Sponsors agreed to provide a completion guarantee and certain undertakings to the Senior Creditors which were a condition precedent to the obligations of the Banks under the Facility Agreement.

(F) The parties hereto wish to amend and restate the Original Sponsors' and Shareholders' Undertaking and Completion Guarantee as provided in this Agreement (which, for the avoidance of doubt, is intended by the parties hereto to be an amendment and restatement only and not a novation).

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Facility Agreement. The following terms shall have the following meanings when used herein:

         "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         "AGREEMENT" means this agreement and includes the schedules hereto.

         "ARRANGER" has the meaning given to it in the Facility Agreement.

         "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

         "BANK" has the meaning given to it in the Facility Agreement.

         "BORROWER" means Western Wireless International, d.o.o..

         "BORROWER'S OBLIGATIONS" means all debts and monetary liabilities of the Borrower to the Senior Creditors of any nature, now existing or hereafter arising, whether or not evidenced by any note, agreement or other instrument under or in relation to the Finance Documents including, without limitation and in each such case, all interest, premium fees, make-whole amounts, swap termination payments, charges, losses, costs, expenses, Break Costs and any other sum payable by the Borrower thereunder.

         "BREAK COSTS" has the meaning given to it in the Facility Agreement.

         "CASH SHORTFALL" has the meaning given to it in the Facility Agreement.

         "CONCESSION AGREEMENT" means the concession agreement between the Government and the Borrower dated January 03, 2001 based on the Government's decision no. 347-16/99-6 dated 16 November 2000.

         "DEBT SERVICE RESERVE ACCOUNT" means the account established under Clause 23.9 (Debt Service Reserve Account) of the Facility Agreement.

         "DELIVERY CONTRACT" means the delivery contract between Lucent Technologies Network Systems GmbH, Nurnberg, Germany and the Borrower dated 15 March 2001 and signed on 21 March 2001 and 30 April 2001 as amended from time to time.

         "DISCHARGE DATE" means the date on which the Borrower's Obligations have been fully and irrevocably paid or discharged to the reasonable satisfaction of the Off Shore Facility Agent, whether or not as a result of enforcement.

         "DSRA-REQUIRED BALANCE" has the meaning set out in Clause 23.9.2 (Debt Service Reserve Account) of the Facility Agreement.

         "ECA" means Euler Hermes Kreditversicherungs- AG, Hamburg.

         "ECA FACILITY" has the meaning given to it in the Facility Agreement.

         "EQUITY CONTRIBUTION" means a cash contribution in the Share Capital or subsequent payments in cash or in kind towards the capital (Naknadna vplacila).

         "ETSI" means the European Telecommunications Standards Institute.

         "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 25 (Events of Default) of the Facility Agreement.

         "FACILITY" has the meaning given to it in the Facility Agreement.

         "FACILITY AGREEMENT" means the facility agreement dated 30 April 2002 between the Banks and the Borrower and as amended by the First Amendment Agreement relating to the Facility Agreement dated 28 October 2002 and the Second Amendment Agreement relating to the Facility Agreement dated [-] August 2003.

         "FINANCE PARTY" means any of the Off Shore Facility Agent, the On Shore Facility Agent, the Security Agents, the Issuing Bank, the Arrangers or the Banks.

         "GOVERNMENT" means the Government of the Republic of Slovenia.

         "3GPP" means the 3G Partnership Project.

         "HEDGING AGREEMENT" means any hedging agreement between the Borrower and any Hedging Counterparty designated as a Hedging Agreement by the Borrower and the Hedging Counterparty and notified to the Off Shore Facility Agent in each case, in accordance with the terms of the Intercreditor Agreement.

         "HEDGING COUNTERPARTY" means the Original Hedging Counterparty and any bank or financial institution which accedes to the terms of the Intercreditor Agreement in accordance with the requirements thereof.

         "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

         "INDEPENDENT TECHNICAL CONSULTANT" means Mr. Sami Ali of
         Teleconsultants and Associates Limited, who shall assist the Banks in connection with the Project or any replacement consulting firm nominated by the Majority Banks after consultation with the Borrower.

         "INFORMATION MEMORANDUM" means the document dated September 2001 prepared by the Off Shore Facility Agent and approved by the Borrower in relation to the Project, distributed to the Banks and the ECA prior to the date hereof.

         "INITIAL BUSINESS PLAN" means a statement of the technical, economic and tax assumptions in the form of the financial model agreed between the parties to the Facility Agreement and referred to as the excel spreadsheet named "Base Case 12 July 01.xls".

         "INSOLVENCY EVENTS" has the meaning given to it in Clause 7.1 (Insolvency Events).

         "ISSUING BANK" means Nova Ljubljanska banka d.d., Ljubljana or such other financial institution or bank from time to time which issues a SIT Facility Guarantee or LC.

         "ITU" means the International Telecommunications Union.

         "LICENCE" means the GSM-1800 licence issued by the Government to the Borrower (including the Concession Agreement) and any renewal, extension or replacement thereof.

         "LONG TERM INDEBTEDNESS" shall mean indebtedness for borrowed money which, as of the applicable determination date, would be included in the Group's consolidated financial statements prepared in accordance with US GAAP under the line items set forth therein entitled "Long Term Debt" and "Current Portion of Long Term Debt".

         "MAJORITY BANKS" has the meaning given to it in the Facility Agreement.

         "MANAGEMENT AGREEMENT" means the management agreement to be entered into between the Borrower and Western Wireless International Corporation.

         "MATERIAL ADVERSE EFFECT" means any event, occurrence or condition which has or could reasonably be expected to have a material adverse effect on:

         (a) the business, operation, property (taken as a whole) and/or financial condition of the Borrower and/or a Sponsor;

         (b) the ability of the Borrower and/or the Sponsors to perform a payment obligation or other material obligation under a Transaction Document to which it is a party;

         (c) except as permitted under the Facility Agreement the validity or enforceability of a Material Contract; or

         (d) the validity or enforceability of any of the Security purported to be granted under the Security Documents (as and when such Security is required to be valid and enforceable).

         "MATERIAL CONTRACTS" has the meaning given to it in the Facility Agreement.

         "NETWORK" means the Borrower's telecommunication network including, without limitation, all associated hardware, software, infrastructure, civil works, towers, masts and antenna systems, links and interconnection in Slovenia using the GSM ETSI standards and any evolution of these standards to 3GPP standards, or otherwise, and any equipment conforming to ITU standards and shall include all hardware, licensed software and documentation, services and support procured under the Delivery Contract.

         "OFF SHORE FACILITY AGENT" means IKB Deutsche Industriebank AG.

         "OFF SHORE SECURITY AGENT" means IKB Deutsche Industriebank AG.

         "ON SHORE FACILITY AGENT" means Nova Ljubljanska banka d.d.

         "ON SHORE SECURITY AGENT" means Nova Ljubljanska banka d.d.

         "ORIGINAL HEDGING COUNTERPARTY" means IKB International S.A.,
         Luxembourg.

         "ORIGINAL SPONSORS' AND SHAREHOLDERS' UNDERTAKING AND COMPLETION GUARANTEE" means the Sponsors' and Shareholders' Undertaking and Completion Guarantee, dated 30 April 2002, as amended by the First Amendment Agreement relating to the Sponsors' and Shareholders' Undertaking and Completion Guarantee, dated 28 October 2002.

         "PARENT" means Western Wireless Corporation.

         "PARTY" means a party to this Agreement.

         "PERMITTED GROUP ENCUMBRANCES" means:

         (a)      Permitted Encumbrances of the Borrower;

         (b) Security created over the assets of any member of the Group in respect of indebtedness permitted under Clause 3.1.5 (Indebtedness);

         (c) any Security arising by operation of law in the ordinary course of a Group member's business PROVIDED THAT if at any time such Security is or becomes enforceable such Security is being contested in good faith or appropriate reserves have been made in respect of the indebtedness to which it relates;

         (d) rights of set off arising in the ordinary course of a Group member's business PROVIDED THAT if at any time such Security is or becomes enforceable such Security is being contested in good faith or appropriate reserves have been made in respect of the indebtedness to which it relates;

         (e) Security on property existing prior to the acquisition thereof PROVIDED THAT such Security was not created to avoid the terms of this Agreement;

         (f) Security existing and disclosed in writing to the Off Shore Security Agent prior to the Second Amendment Agreement Effective Date; and

         (g)      Security created with the consent of the Senior Creditors.

         "POTENTIAL EVENT OF DEFAULT" has the meaning given to it in the Facility Agreement.

         "PROCEEDS AND REVENUE ACCOUNT" has the meaning given to it in the Facility Agreement.

         "PROCESS AGENT" has the meaning given to it in Clause 30.1 (Service of process).

         "PROJECT" means the design, construction, testing, completion and operation of the Network.

         "QUARTER" means each period of three months in a financial year of the Borrower, the first such period of any financial year commencing on the first day of such financial year.

         "REPAYMENT DATE" means in relation to a Facility the dates specified for repayment in schedule 2 (Repayment Dates) of the Facility Agreement.

         "REPORTING DATE" has the meaning given to it in Clause 3.3 (Contingent Equity).

         "SECURITY" means a mortgage, charge, pledge, lien, bill of exchange, security deposit or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

         "SECURITY AGENT" means the Off Shore Security Agent and/or the On Shore Security Agent.

         "SECURITY DOCUMENTS" has the meaning given to it in the Facility Agreement.

         "SENIOR CREDITORS" means the Finance Parties and the Hedging Counterparties and Lucent Technologies Inc (until the irrevocable repayment in full of all amounts outstanding under the Lucent Loan Agreement).

         "SHARE" means an ordinary fully paid up share in the Share Capital.

         "SHARE CAPITAL" means the share capital of the Borrower as increased from time to time in accordance with this Agreement.

         "SHAREHOLDERS" means WWI Slovenia I and WWI Slovenia II and any permitted transferee in accordance with and pursuant to the terms and conditions of this Agreement.

         "SHAREHOLDERS PLEDGE AGREEMENT" means the shareholder pledge agreement to be entered into by WWIC for the purposes of pledging its interests in the Shareholders to the Off Shore Security Agent acting on behalf of the Senior Creditors.

         "SIT" means the lawful monetary unit of the Republic of Slovenia from time to time.

         "SIT FACILITY GUARANTEE OR LC" means any guarantee issued or to be issued or letter of credit opened or to be opened by the Issuing Bank upon request of the Borrower.

         "SPONSOR CONTRIBUTIONS" means contributions made to the Borrower by way of Equity Contributions and/or Subordinated Loans.

         "SPONSORS" means WWIC, WWI Slovenia I and WWI Slovenia II.

         "SPONSORS' AND SHAREHOLDERS' OBLIGATIONS" means the obligations of the Sponsors and Shareholders under this Agreement.

         "SUBORDINATED DEBT" means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly, severally or in any other capacity whatsoever and whether originally incurred by the Borrower or by some other person) of the Borrower to the Sponsors or the Shareholders (or any of them) including, without limitation, any amounts paid by the Sponsors pursuant to Clause 2 (Guarantee), any Subordinated Loan and any amount received by the Borrower from the Sponsors or the Shareholders as additional paid in capital which is not evidenced by the issuance of new Shares and amounts owing under the Sponsors Unsecured Loan Agreement and/or the Management Agreement (in each case including any such obligations or liabilities outstanding prior to the date of any amendment to this Agreement) PROVIDED THAT Subordinated Debt shall not, prior to the occurrence of an Event of Default, include amounts in respect of direct costs payable under the Management Agreement which are provided for in the Initial Business Plan and permitted to be paid in accordance with clause 23.3(d)(ii) (Application of moneys on the Proceeds and Revenue Accounts) of the Facility Agreement or Existing WWIC Loans that are permitted to be repaid to WWIC in accordance with clause 23.8.2 (Loan Proceeds Account) of the Facility Agreement.

         "SUBORDINATED DEBT DOCUMENT" has the meaning given to it in the Intercreditor Agreement.

         "SUBORDINATED LOAN" means a subordinated loan (other than a Sponsors Unsecured Loan) made to the Borrower in accordance with the terms of this Agreement.

         "SUBSIDIARY" means, in relation to any company or corporation, any company, corporation or partnership:

         (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation and, for these purposes, a company, corporation or partnership shall be treated as being controlled by a company or corporation if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

         (b) more than half the issued share capital or partnership interest of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

         (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation.

         "TRANSACTION DOCUMENTS" has the meaning given to it in the Facility Agreement.

         "TRANSFER CONDITIONS" means, in relation to any disposal of Shares, that:

         (a)      the Transferee satisfies the Transferee Criteria;

         (b) the person intending to dispose of its Shares has provided the Off Shore Facility Agent with at least 60 days' notice of the identity of the Transferee together with all necessary information of the Transferee in order to be able to assess the creditworthiness of the Transferee accurately, details of the number of Shares that are to be transferred to and the amount of Subordinated Loans that are to be assumed by the Transferee;

         (c) the Transferee has become bound by the terms of this Agreement by execution of such documents as the Off Shore Facility Agent may reasonably require specifying and has delivered a legal opinion in form and substance satisfactory to the Off Shore Facility Agent addressing the representations set out in Clause 4.1 (Individual Sponsor and Shareholder representations and warranties); and

         (d) the Shares which are the subject of the disposal remain subject to the Security.

         "TRANSFEREE" means a person to whom a Shareholder or Sponsor intends, in conformity with the provisions hereof and the constitutive documents of the Borrower, to dispose of all or part of its Shares or Subordinated Debt.

         "TRANSFEREE CRITERIA" means in relation to any Transferee, that:

         (a) such person, its assets or its country of residence or incorporation, is not then subject to any economic or political sanctions issued by an OECD member country or issued by an organisation to which an OECD member country is subject and is reasonably satisfactory to the Majority Banks; and

         (b) such person (or its parent, if such person's obligations are unconditionally guaranteed by its parent) has delivered to the Off Shore Facility Agent its most recent two consecutive years of audited financial statements demonstrating to the reasonable satisfaction of the Off Shore Facility Agent (acting on the instructions of the Majority Banks) that such person could reasonably be expected to fulfil its future obligations under the Finance Documents.

         "US GAAP" means generally accepted accounting principles, standards and practices in the United States of America consistently applied.

         "VAT" means value added tax as provided for in the Law on Value Added Tax published in the Official Gazettes of the Republic of Slovenia, no. 89/98, 17/2000 - decision of Constitution Court, 30/2001 and any other tax of a similar nature.

         "WWI SLOVENIA I" means Western Wireless International Slovenia Corporation.

         "WWI SLOVENIA II" means Western Wireless International Slovenia II Corporation.

         "WWIC" means Western Wireless International Corporation.

1.2      INTERPRETATION

         In this Agreement a reference to:

1.2.1 this Agreement means this agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

1.2.2 a document is a reference to that document as modified or replaced from time to time;

1.2.3 a person includes reference to a government, state, state agency, corporation, body corporate, association or partnership;

1.2.4 a person includes a reference to that person's legal personal representatives, successors and assigns;

1.2.5    the singular includes the plural and vice versa;

1.2.6 a time of day is a reference to the time in Dusseldorf, unless a contrary indication appears; and

1.2.7 a Clause or Schedule is a reference to a clause of or schedule to this Agreement.

1.3 An Event of Default can be assumed to be continuing unless the Borrower has satisfied the Agents or Security Agents (in each case acting on the instructions of the Majority Banks acting reasonably) that such Event of Default has been cured or waived.

1.4 If any enforcement action as directed by the Senior Creditors in accordance with the Intercreditor Agreement, permitted to be taken upon an Event of Default, has been commenced, the Borrower may not subsequently cure such Event of Default without the prior written consent of the Agents or Security Agents (in each case acting on the instructions of the Majority Banks).

1.5 Clause headings and the table of contents in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in, interpreting this Agreement.

1.6 In respect of any obligations of the Sponsors, Shareholders and the Borrower hereunder, whether for payment of money or otherwise, the Off Shore Security Agent shall be authorised and entitled to demand payment or performance in accordance with the terms of such obligations as set out herein.

2.       GUARANTEE

2.1      GUARANTEE

         The Sponsors on a joint and several basis irrevocably, absolutely and unconditionally, as principal obligors and not merely as surety, guarantee to the Senior Creditors the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and the punctual performance, of all of the present and future Borrower's Obligations under the Finance Documents and undertake for the benefit of the Senior Creditors to pay to the Off Shore Security Agent an amount equal to the Borrower's Obligations in the same manner as the Borrower's Obligations are required to be paid by the Borrower under the Finance Documents (the "GUARANTEE").

2.2      NATURE OF GUARANTEE

2.2.1 This Guarantee is one of payment and performance, not collection, and the obligations of the Sponsors under this Guarantee are independent of the Borrower's Obligations, and a separate action or actions may be brought and prosecuted against any one or all of the Sponsors to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.

2.2.2 The Off Shore Security Agent may at any time and from time to time (whether or not after revocation or termination of this Guarantee) with-out the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Sponsors, and without incurring responsibility to the Sponsors or impairing or releasing the obligations of the Sponsors hereunder, apply any sums by whomsoever paid or howsoever realised to any of the Borrower's Obligations regardless of what Borrower's Obligations remain unpaid.

2.3      REMEDIES UPON DEFAULT; RIGHT OF SET-OFF

         (a) Upon the occurrence and during the continuance of any Event of Default or, after expiry of the notice period in clause 14.2 (Change of Control, Withdrawal of Licence and Abandonment of the Project) of the Facility Agreement, a mandatory prepayment event provided for in clause 14.2 (Change of Control, Withdrawal of Licence and Abandonment of the Project)of the Facility Agreement, the Off Shore Security Agent may, without notice to or demand upon the Borrower or the Sponsors, declare any of the Borrower's

                  Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Sponsors hereunder. The obligations of the Sponsors may be enforced hereunder at one time or on separate occasions.

         (b) Upon such declaration by the Off Shore Security Agent, the Off Shore Security Agent pursuant to Clause 2.3(a) and any Senior Creditor is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Off Shore Security Agent or any Senior Creditor to or for the credit or the account of the Sponsors against any and all of the obligations of the Sponsors now or hereafter existing under this Guarantee, whether or not the Off Shore Security Agent or such Senior Creditor shall have made any demand under this Guarantee and although such obligations may be contingent and unmatured. The Off Shore Security Agent agrees promptly to notify the Sponsors after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Off Shore Security Agent and Senior Creditors under this Clause 2.3 are in addition to other rights and remedies (including other rights of set-off) which the Off Shore Security Agent and Senior Creditors may have.

2.4      STATUTE OF LIMITATIONS

         Any acknowledgement or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Sponsors), with respect to any of the Borrower's Obligations shall, if the statute of limitations in favor of the Sponsors against the Off Shore Security Agent or Senior Creditors shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

2.5      INTEREST

         Failure to pay when due all amounts payable from time to time by the Sponsors hereunder shall bear interest at the interest rate per annum specified in clause 9.5 (Default interest) of the Facility Agreement from the date such payment was due until the date of receipt in full by the Banks of such payment. Any interest payable under this Clause shall be paid by the Sponsors upon demand of the Off Shore Security Agent.

2.6      RIGHTS AND REMEDIES NOT WAIVED

         No act, omission or delay by the Off Shore Security Agent shall constitute a waiver of its or the Secured Creditors' rights and remedies hereunder or otherwise. No single or partial waiver by the Off Shore Security Agent of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

2.7      ADMISSIBILITY OF GUARANTEE

         The Sponsors agree that any copy of this Agreement signed by the Sponsors and transmitted by telecopier for delivery to the Off Shore Security Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

2.8      WINDING-UP AND INSOLVENCY

         If on or before the Discharge Date:

2.8.1 any general meeting of any of the Sponsors is convened for the purposes of passing a resolution for its winding-up, bankruptcy or dissolution under any applicable law;

2.8.2 any legal proceedings are started (or renewed after stay) under any applicable law for the winding-up, bankruptcy or dissolution of any of the Sponsors; or

2.8.3 an order is made by a competent court or a resolution is passed for winding-up, bankruptcy or dissolution of any of the Sponsors or any receiver, manager, receiver-manager or similar officers are appointed in relation to any of the Sponsors, under any applicable law;

         then, if any such meeting, proceedings, order or appointment is not dismissed or discharged (if capable of being dismissed or discharged) in each case within 20 days of the institution or presentation thereof, in addition to any other rights of the Senior Creditors hereunder, the Sponsors shall, pay in accordance with Clause 2.1 (Guarantee) an amount equal to the Borrower's Obligations then outstanding without the need for any request, demand, notice or other action on the part of any Senior Creditor or the Off Shore Facility Agent.

3.       UNDERTAKINGS

3.1      UNDERTAKINGS OF WESTERN WIRELESS INTERNATIONAL CORPORATION

         WWIC undertakes to the Senior Creditors that up to and including the Discharge Date it will:

3.1.1 Ownership: not reduce its direct or indirect ownership of the Share Capital to less than 80% without the prior written consent of the Senior Creditors.

3.1.2 Reports and Information: provide the Off Shore Facility Agent, in sufficient copies for each of the Banks, with the following reports, prepared in compliance with all relevant legal and professional requirements and according to generally accepted accounting principles consistently applied:

         (a) as soon as available, but in any event no later than one hundred and twenty (120) days after the end of each financial year, its audited (for 2001 only unaudited) annual report and the audited annual report of Western Wireless International Holding Corporation and, commencing with the 2002 financial year, the unaudited annual financial statements of WWI Slovenia I and WWI Slovenia II provided that in respect of the 2001 financial year,

                  WWIC shall provide the unaudited annual financial statements of WWI Slovenia I and WWI Slovenia II as soon as such financial statements are available;

         (b) as soon as available, but in any event no later than one hundred and twenty (120) days after the end of each financial year, the audited annual report of the Parent and such other information or reporting as the Off Shore Facility Agent may from time to time reasonably request; and

         (c) all such information relating to the Group required to be supplied by the Borrower or by WWIC in accordance with clause 21 (Reporting Requirements) and clause 22.3 (Stage II covenants) of the Facility Agreement in accordance with the requirements thereof.

         All such financial information shall be in English and with respect to the information in Clause 3.1.2(a) and (b) shall be submitted to the Off Shore Facility Agent together with a certificate signed by the chief financial officer of WWIC confirming that such information is true and accurate or, with respect to any such financial information, if required by the Facility Agreement submitted with a Covenant Compliance Certificate in accordance with the requirements thereof. In respect of three year business plan to be provided in relation to the Group, WWIC shall meet with the Off Shore Facility Agent in accordance with the requirements of clause 21.6.2 (Business Plan Review) of the Facility Agreement.

3.1.3 Licence: promptly notify the Off Shore Facility Agent if it or any of its Affiliates acquires any telecommunications business or any new licence (excluding any renewal of or addition to any existing telecommunications licence), in particular any UMTS licence.

3.1.4 Disposals and reorganisation: not, without the prior written consent of the Majority Banks:

         (a) dispose of any of its legal or economic interests in any company or agree to permit any Subsidiary to dispose of any part of its business or the whole or any part of its business; or

         (b) undertake any reconstruction or reorganisation of its business or investments (other than investments that do not relate to the business of WWIC);

         PROVIDED THAT it or its Subsidiaries may without the prior written consent of the Majority Banks:

         (i) dispose of companies in which it holds less than a 50% legal or economic ownership interest PROVIDED THAT such disposal is on an arms length basis on commercial terms; and/or

         (ii) dispose of its immaterial physical assets, on an arms length basis, in the ordinary course of business.

3.1.5 Indebtedness: not, without the prior consent of the Majority Banks, incur or permit any Subsidiary to incur any Long Term Indebtedness to any person (other than Western Wireless

         International Holding Corporation or any other Group member) (contingent or otherwise) which at any time exceeds an amount, on a consolidated basis, of Euro 400,000,000.00.

         For purposes of determining compliance with this Clause, indebtedness denominated in any currency other than Euros shall be converted:

         (i) first, into US Dollars on the same basis such amounts are converted into US Dollars for the purposes of preparing the Group's most recent consolidated audited financial statements; and

         (ii) thereafter, from US Dollars into Euros using the reciprocal exchange rate applicable in paragraph (i) above.

         Notwithstanding anything contained herein to the contrary, the maximum amount of indebtedness pursuant to this Clause that may be incurred shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies on dates which are not dates on which Long Term Indebtedness is incurred.

3.1.6 Negative pledge: other than those arrangements disclosed in writing to the Off Shore Facility Agent prior to the Second Amendment Agreement Effective Date and any Permitted Group Encumbrances, not, without the prior written consent of the Majority Banks, and shall not permit any Subsidiary to:

         (a) create or permit to subsist any Security over any of its or the Group's assets;

         (b) sell, transfer or otherwise dispose of any of its or the Group's assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

         (c) sell, transfer or otherwise dispose of any of its or the Group's receivables on recourse terms; or

         (d) enter into any other preferential arrangement having a similar effect to the arrangements set out in paragraphs (b) to (c) above,

                  in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

3.1.7 Loans and guarantees: not, without the prior written consent of the Majority Banks, and shall not permit any Subsidiary to make any loans, grant any credit or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person (other than in respect of the making of loans, granting of credit or giving of guarantees or indemnities to WWIC or any Subsidiary permitted under Clause 3.1.5 (Indebtedness) or Clause 3.1.6 (Negative pledge)), other than:

         (a) loans to, guarantees or indemnities in respect of employees not to exceed Euro 2,500,000.00 or its equivalent, on a consolidated basis, at any given time; and

         (b) trade credit to unrelated parties in the ordinary course of business.

3.2      UNDERTAKINGS OF THE SPONSORS

         Notwithstanding the Sponsors' obligations under Clause 2 (Guarantee) and as a separate and independent obligation, each of the Sponsors, on a joint and several basis, undertakes to the Senior Creditors that up to and including the Discharge Date it shall:

3.2.1 Sponsor Contributions: make Sponsor Contributions to ensure that as of the first Utilisation Date the aggregate amount of Share Capital of the Borrower and Subordinated Loans made to the Borrower shall be not less than Euro 78,500,000.

3.2.2 Additional Sponsor Contributions: make Sponsor Contributions to ensure that the aggregate amount of Share Capital of the Borrower and Subordinated Loans (excluding for the avoidance of doubt any amounts in respect of fees payable under the Management Agreement subordinated pursuant to clause 23.3(d)(vii) or 23.3(e) of the Facility Agreement) made to the Borrower (i) as of 21 October 2002 shall be not less than Euro 81,500,000, and (ii) as of 8 January 2003 shall be not less than Euro 86,060,000.

3.2.3 Subordinated Management Fees: convert the Subordinated Management Fees provided for under clause 23.3(e)(ii)(1) (Application of moneys on the Proceeds and Revenue Accounts) of the Facility Agreement into Subordinated Loans.

3.2.4 Technical and managerial capacity and assistance: provide to the Borrower such technical and managerial assistance consistent with prudent industry practice to enable the Borrower to undertake technical design of the Network, implement and operate the Network and provide trained seconded staff in accordance with the assumptions in the Initial Business Plan (without amendment) at the times and in the numbers as set out therein.

3.2.5 Change in ownership: provide the Off Shore Facility Agent, as soon as available, with information of any change in its ownership or the ownership of the Borrower.

3.2.6 Funding: promptly inform the Off Shore Facility Agent if the Parent ceases or indicates its intention to cease to provide financial assistance to the Sponsors to enable the Sponsors to comply with their financial obligations under the Finance Documents.

3.2.7 Additional information: provide such information as the Off Shore Facility Agent may reasonably request from time to time.

3.3      ADDITIONAL FUNDING OBLIGATIONS

         Notwithstanding any other provision of this Agreement and without prejudice to the Secured Creditors rights hereunder:

         (a) If at any time there is a Cash Shortfall the Sponsors shall forthwith, on a joint and several basis, make Equity Contributions to cure such Cash Shortfall.

         (b) If the balance standing to the credit of the Debt Service Reserve Account is less than the DSRA-Required Balance, each of the Sponsors, on a joint and several basis, shall forthwith make Sponsor Contributions to the Debt Service Reserve Account to ensure that the balance standing to the credit of the Debt Service Reserve Account is at least equal to the DSRA-Required Balance provided that from (and including) the Second Amendment Effective Date such contributions shall only be made by way of Equity Contributions.

         (c) If, at anytime, Debt Service Payments then due and payable cannot be made in full by the Borrower in accordance with the Facility Agreement, the Sponsors shall forthwith, on a joint and several basis, make Equity Contributions to enable such payments to be made by the Borrower.

3.4      UNDERTAKINGS OF THE SPONSORS AND THE SHAREHOLDERS

         Each of the Sponsors and the Shareholders, on a joint and several basis, undertakes to the Senior Creditors that up to and including the Discharge Date, it shall:

3.4.1 Transfers: not dispose of any of its Shares unless it has first satisfied the Transfer Conditions;

3.4.2 Shareholding of Borrower: not hold, in aggregate, less than 80% of the Shares, directly or indirectly without the prior written consent of the Off Shore Facility Agent (acting on the instructions of the Majority Banks);

3.4.3 Shareholding in competitors: not hold, in aggregate, more than 20% of the shares and/or not more than 20% of the controlling rights in any other Slovenian GSM telecommunications operator operating in the digital cellular 1800 network directly or indirectly;

3.4.4 Distributions: not permit any distribution by way of declared or constructive dividend payments or other payment from the Borrower, if such payment would constitute a breach by the Borrower of any of its obligations under the Facility Agreement;

3.4.5 Authorisations: assist the Borrower in obtaining the necessary Authorisations required to perform the Project;

3.4.6 Winding-Up of Borrower: not sue or commence proceedings against the Borrower or seek a resolution or order for the voluntary winding-up or dissolution of the Borrower and in any dissolution or winding up of the Borrower it shall not claim or sue for any payment in respect of its Shares, Sponsors Unsecured Loans or Subordinated Loans unless all amounts payable under the Finance Documents have been indefeasibly paid in full;

3.4.7 Reduction of Share Capital: not approve the reduction or redemption of or permit the Borrower to reduce or redeem its Share Capital;

3.4.8 Performance of obligations: perform its obligations under the Management Agreement and, in all material respects, any other Material Contract to which it is a party and shall not:

         (a) assign or transfer any of its rights or obligations thereunder;

         (b) except as permitted by the terms of the Facility Agreement, make or agree to any material amendment, modification or variation to, or make or agree to any suspension, early termination or cancellation of, any of the Management Agreement and any other Material Contract to which it is a party or make or agree to any material amendment, modification or variation to the organisational documents of the Borrower in any manner which is inconsistent with the provisions of any of the Finance Documents; or

         (c) waive or grant any indulgence with respect to any material right under any of the Material Contracts to which it is a party;

3.4.9 Voting rights: not exercise its voting rights in a manner that would permit the Borrower to violate its obligations under the Finance Documents;

3.4.10 No encumbrances or disposals: not dispose of any of its rights under any Transaction Document to which it is a party and shall not grant any option with respect to, or create, incur, assume or suffer to exist any encumbrance over, any of its Shares or Subordinated Loans in the Borrower or any Transaction Document to which it is a party other than in each case encumbrances created under the Security Documents or encumbrances arising by operation of law which are being contested in good faith or for which appropriate reserves therefor have been made;

3.4.11 Abandonment: in its capacity as a Shareholder, not exercise its voting rights in the Borrower to cause or allow the Project to be abandoned or discontinued;

3.4.12 Repayment of Borrower payments: promptly repay to the Borrower any sum received by it (including by way of set-off) from the Borrower (in its respective capacity as Shareholder or as lender of the Sponsors' Unsecured Loans and Subordinated Loans), where the payment of such sum by the Borrower breaches its undertakings under the Facility Agreement or, in the case of a payment under the Sponsors Unsecured Loans or Subordinated Loans, if such payment was not due;

3.4.13 Amendments to documents: not agree to any amendment, variation or waiver of or in relation to the Sponsors Unsecured Loan Agreement or any other Finance Document to which it is a party which in the case of such other Finance Documents would materially adversely affect the rights of the Banks under such Finance Document;

3.4.14 Maintain existence: preserve and maintain its corporate existence and corporate rights and obtain and maintain in full force and effect all necessary authorisations applicable to it in connection with any Material Contracts to which it is a party as and when such necessary authorisations are required to be obtained in accordance with applicable law;

3.4.15 Notification of Off Shore Facility Agent: promptly inform the Off Shore Facility Agent of any notice of termination, suspension or force majeure or any other material notice served or received by it in respect of any Transaction Document to which it is a party;

3.4.16 Mergers: shall not permit the Borrower to merge or consolidate with any other person, enter into any demerger transaction, or participate in any other type of corporate reconstruction;

3.4.17 Competition: shall not participate in any way whether in conjunction with any third party or any Affiliate in any telecommunication system (other than through the Borrower's exploitation of the Network) which provides services in Slovenia except as provided and in accordance with the terms and conditions set out in clause 24.33 (UMTS and other licences) of the Facility Agreement;

3.4.18 General assistance: when requested by the Off Shore Security Agent, execute, acknowledge or deliver or cause to be executed, acknowledged or delivered such documents that are necessary in order to maintain in full force and effect the Sponsors' and Shareholders' Obligations;

3.4.19 Transfer of Subordinated Debt: not (save as expressly permitted in the Finance Documents):

         (a) assign, transfer or dispose of, or create or permit to subsist any Security over, any of the Subordinated Debt owing to it or its proceeds or any interest in that Subordinated Debt or its proceeds, or any security therefor, to or in favour of any person;

         (b) subordinate any of the Subordinated Debt owing to it or its proceeds to any sums owing by the Borrower to any person other than the Senior Creditors; or

         (c) transfer by novation or otherwise any of its rights or obligations under any Subordinated Debt Document to any person,

         unless:

                  (i) that person agrees with the parties hereto that it is bound by all the provisions of this Agreement and (if applicable) the relevant Subordinated Debt Document as a Sponsor or as a Shareholder (as applicable) in a manner satisfactory to the Off Shore Facility Agent;

                  (ii) in the case of Subordinated Debt that person creates a new Security over such Subordinated Debt and/or has taken the assignment, transfer or disposal subject to any existing security over such Subordinated Debt created pursuant to the

                           Security Documents (in either case) in form and substance satisfactory to the Majority Banks;

                  (iii) the Off Shore Facility Agent has received any relevant legal opinions in form and substance satisfactory to it; and

                  (iv)     that person satisfies the Transferee Criteria; and

3.4.20 Confirmation of contributions: upon payment of any Subordinated Debt or Equity Contributions by a Shareholder or a Sponsor, promptly provide to the Off Shore Facility Agent a certificate duly executed by a director of the Borrower and a director of the Shareholder and/or Sponsor (as the case may be) confirming that the Subordinated Debt or Equity Contribution has been paid and received by the Borrower together with a true copy of bank statements of the Borrower evidencing such payment and any documents required by law to be given or issued in respect of such payment.

4.       REPRESENTATIONS AND WARRANTIES

4.1      INDIVIDUAL SPONSOR AND SHAREHOLDER REPRESENTATIONS AND WARRANTIES

         Each Sponsor and Shareholder, for itself, makes the following representations and warranties on the date of this Agreement which (other than those in Clause 4.1.8 (Information), Clause 4.1.13 (Share Capital) and Clause 4.1.16 (Information Memorandum, Initial Business Plan and Legal Due Diligence Report)) shall be repeated on each Utilisation Date and Repayment Date under the Facility Agreement and each payment date hereunder:

4.1.1 Corporate existence and due authorisation: it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and it has the power to enter into and perform, and has taken all necessary action to authorise its entry into, performance and delivery of, the Material Contracts to which it is a party and the transactions contemplated thereby, and each Material Contract to which it is a party constitutes (or will once executed) its legal, valid and binding obligation enforceable in accordance with its terms;

4.1.2 Authorisations: all necessary Authorisations required in connection with the entry into, performance, validity and enforceability of the Transaction Documents to which it is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except Authorisations the failure of which to obtain would not have a Material Adverse Effect and Authorisations which are not required to be obtained by it until a future date and it is not aware of any reason why such necessary Authorisations required after the date hereof shall not be obtained and maintained. It is also in compliance in all material respects with the terms of the Authorisations referred to in this Clause 4.1.2;

4.1.3 Tax: under the applicable laws in force at the date hereof in the jurisdiction of its incorporation and the laws in force in the jurisdiction from which any amount is payable by it all amounts payable by it under this Agreement can be made free and clear of and without deduction or withholding for or on account of any tax, and no stamp or registration duty or similar taxes or charges are payable in its jurisdiction of incorporation in respect thereof;

4.1.4 Legality: it has undertaken all acts, conditions and things required to be done, fulfilled and performed in order:

         (a) to enable it lawfully to enter into and perform and comply with its obligations under this Agreement; and

         (b)      to make this Agreement admissible in a court of law;

4.1.5 No conflict: the entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not:

         (a) conflict with any applicable law or regulation or judicial or official order;

         (b)      conflict with its constitutive documents; or

         (c) to the best of its knowledge having made reasonable enquiry, conflict with any document which is binding upon it or upon any of its assets;

4.1.6 Pari passu: under the applicable laws of its jurisdiction, any claim of the Senior Creditors under the Finance Documents against it will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, save for those claims which are preferred by any bankruptcy, insolvency, liquidation, tax or other similar laws of general application;

4.1.7    Applicable law: it is in compliance in all material respects with:

         (a)      all applicable laws; and

         (b) its obligations under each Material Contract to which it is a party;

4.1.8 Information: all of the information it supplied to the Senior Creditors and to the Independent Technical Consultant is true, complete and accurate in all material respects as at the date such information was supplied and it has not knowingly failed to disclose to the Senior Creditors or to the Independent Technical Consultant any facts or circumstances the omission of which would render any such information misleading in any material aspects;

4.1.9 Litigation: no litigation, arbitration, administrative proceeding or claim relating to it before any court, tribunal, arbitrator or other relevant authority is presently in progress, pending or, to the best of its knowledge, threatened against it and which, if resolved adversely to it could reasonably be expected to have a Material Adverse Effect;

4.1.10 Winding-up: it has not taken any corporate action nor have (to the best of its knowledge) any other steps been taken or legal proceedings been started against it for its winding-up, dissolution, arrangement or reorganisation or for the appointment of a receiver, manager, receiver-manager, trustee or similar officer of it or any or all of its assets or revenues;

4.1.11   Financial statements:  its most recent audited financial statements:

         (a) were prepared in accordance with US GAAP consistently applied (unless expressly disclosed to the Off Shore Facility Agent in writing to the contrary before the date of this Agreement);

         (b) disclose all material liabilities (contingent or otherwise) and all unrealised or anticipated losses required to be disclosed by US GAAP as at the end of and during the relevant financial period (unless expressly disclosed to the Off Shore Facility Agent in writing to the contrary before the date of this Agreement); and

         (c) give a true and fair view of its financial condition and operations as at the end of and during the relevant financial period.

         Its financial year end and the financial year end of the Shareholder is 31 December;

4.1.12 No material adverse change: since the date as at which the latest audited consolidated financial statements were stated to be prepared there has been no material adverse change in its business or financial condition;

4.1.13 Share Capital: as of the date hereof WWIC is the direct or indirect owner of 100 per cent of the registered Share Capital and no other Shares are currently in issue or proposed to be issued;

4.1.14 Encumbrances: there is no encumbrance and there is no agreement, arrangement or obligation to create or give an encumbrance, in relation to any of the issued or unissued Shares other than encumbrances constituted by the Security Documents or encumbrances arising by operation of law that are being contested in good faith or for which appropriate reserves therefor have been made;

4.1.15 Additional arrangements: there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (condition or not) to require the issue, transfer, redemption or repayment of a Share (including, without limitation, an option or right of pre-emption or conversion); and

4.1.16   Information Memorandum, Initial Business Plan and Legal Due Diligence
         Report: as at 30 April 2002 the information contained in the Information Memorandum, the Initial Business Plan and the Legal Due Diligence Report does not contain any information, data, assumption, statement of fact or circumstance which is untrue, or in the case of any assumption not considered reasonable, in a material respect or omit to state any information, data, assumption, fact or circumstance the omission of which could reasonably be expected to have a Material Adverse Effect.

4.2      RELIANCE

         The Sponsors and Shareholders acknowledge that they make the representations in Clause 4.1 (Individual Sponsor and Shareholder representations and warranties) with the intention of inducing the Senior Creditors to enter into this Agreement and the Facility Agreement or, as the case may be, the Hedging Agreements and that the Senior Creditors enter into this Agreement and the Facility Agreement, the Lucent Loan Agreement or, as the case may be, the Hedging Agreements on the basis of, and in full reliance on, each of such representations.

4.3      NO PREJUDICE

         Each Senior Creditor's rights and remedies in relation to any misrepresentation or breach of warranty on the part of any of the Sponsors and/or Shareholders are not prejudiced:

4.3.1 by any investigation by or on behalf of any Senior Creditor into the affairs of any of the Sponsors and/or Shareholders;

4.3.2    by the execution or the performance of this Agreement; or

4.3.3 by any other act or thing which may be done by or on behalf of any Senior Creditor in connection with this Agreement and which might, apart from this Clause 4.3, prejudice such rights or remedies.

5.       UNDERTAKINGS IN RELATION TO SUBORDINATED DEBT

5.1      UNDERTAKINGS BY THE SHAREHOLDERS AND SPONSORS

         Until the Discharge Date, except:

         (a)      as the Majority Banks have previously consented in writing; or

         (b) in the case of paragraph (i) below only, to the extent that the amount concerned is permitted to be paid pursuant to Clause 6.1 (Permitted payments),

         no Sponsor or Shareholder shall:

                  (i) demand or receive payment, prepayment or repayment of, or any distribution in respect of or on account of, any Subordinated Debt in cash or in kind or apply any money or property in discharge of any Subordinated Debt and acknowledges that, until the Discharge Date, no such Subordinated Debt is or shall become due and payable;

                  (ii) sell, transfer or otherwise dispose of any Subordinated Debt other than in accordance with Clause 18.2 (Assignments and transfers by the Sponsors and Shareholders);

                  (iii) discharge or seek to discharge any Subordinated Debt by set-off or any right of combination of accounts;

                  (iv) claim or rank as a creditor in the insolvency, winding up, bankruptcy or liquidation of the Borrower other than in accordance with the provisions of Clause 7 (Subordination on insolvency);

                  (v) permit to subsist or receive any Security or any guarantee or other assurance against financial loss for, or in respect of, any Subordinated Debt;

                  (vi) amend, vary, waive or release any Subordinated Debt or the Subordinated Debt Documents; or

                  (vii) take or omit any action whereby the ranking and/or subordination arrangements provided for herein may be impaired and if any such action is taken or omitted to be taken then the Sponsors shall remedy the same within ten (10) days.

5.2      UNDERTAKINGS BY THE BORROWER

         Until the Discharge Date, except:

         (a)      as permitted by Majority Banks; or

         (b) in the case of paragraphs (i) and (ii) below, to the extent that the amount concerned is permitted to be paid by Clause
                  6.1 (Permitted payments),

                  the Borrower shall not:

                  (i) pay, prepay or repay, or make any distribution in respect of or on account of, or purchase or acquire, any Subordinated Debt in cash or in kind and acknowledges that, until the Discharge Date, no such Subordinated Debt is or shall become due and payable;

                  (ii) give or permit to subsist any financial or other support (including, without limitation, the taking of any participation, the giving of any guarantee or indemnity or the making of any deposit) to any person in connection with any Subordinated Debt or to enable any person to do any of the things referred to in paragraph (i) above;

                  (iii) discharge any Subordinated Debt by set-off or any right of combination of accounts;

                  (iv) create or permit to subsist any Security over any of its assets for any Subordinated Debt;

                  (v) amend, vary, waive, release or supplement any term of any Subordinated Debt Document; or

                  (vi) take or omit any action whereby the ranking and/or subordination arrangements provided for herein may be impaired and if any such action is taken or omitted to be taken then the Sponsors shall remedy the same within ten (10) days.

6.       PERMITTED PAYMENTS

6.1      PERMITTED PAYMENTS

         Subject to Clause 6.2 (Suspension of permitted payments) and Clause 6.3 (Turnover), the Borrower may pay or repay in cash, and any Sponsor or Shareholder may receive and retain payment or repayment in cash of, principal and/or interest on the Subordinated Debt where (but only to the extent (if at all) that) such payment or repayment is expressly permitted, subject to the terms of this Agreement, by the Facility Agreement.

6.2      SUSPENSION OF PERMITTED PAYMENTS

         Subject to Clause 7 (Subordination on Insolvency) and without prejudice to any prohibition on payment arising out of any other provision of the Finance Documents, until the Discharge Date, except as previously consented to by the Majority Banks in writing, the Borrower may not make any payment which would be prohibited by Clause 5.1 (Undertakings by the Shareholders and Sponsors) and/or 5.2 (Undertakings by the Borrower) but for the provisions of Clause 6.1 (Permitted Payments) if and so long as there is either a Potential Event of Default, an Event of Default or any default under any material provision of a Hedging Agreement.

6.3      TURNOVER

         If at any time prior to the Discharge Date:

         (a) any Sponsor or Shareholder receives or recovers a payment or distribution in cash or in kind of, or on account of, any of the Subordinated Debt or the Borrower makes any payment or distribution in cash or in kind on account of the purchase or other acquisition of any of the Subordinated Debt which (in any case) is prohibited by Clause 5.1 (Undertakings by the Shareholders and Sponsors) and/or Clause 5.2 (Undertakings by the Borrower) and not permitted by Clause 6.1 (Permitted payments);

         (b) any of the Subordinated Debt is discharged by set-off, combination of accounts or otherwise; or

         (c) a Shareholder or Sponsor receives any other amount in respect of monies which have been paid or which have become payable by a Shareholder or a Sponsor under this Agreement,

         the receiving Sponsor or Shareholder will forthwith pay to the Off Shore Facility Agent for application towards the Borrower's Obligations and shall hold the same on trust for such Agent pending such payment an amount equal to the lesser of:

                           (1) the outstanding aggregate unrecovered balance of the Borrower's Obligations; and

                           (2) the amount of such payment, distribution, benefits of the set-off or combination or other recovery.

7.       SUBORDINATION ON INSOLVENCY

7.1      INSOLVENCY EVENTS

         If:

         (a) any resolution is passed or order made for the winding up, liquidation, dissolution, administration, reorganisation or moratorium of the Borrower;

         (b) the Borrower becomes subject to any insolvency, bankruptcy, reorganisation, receivership (whether relating to all or part of its assets and whether or not resulting from the enforcement of any of the Security Documents), liquidation, dissolution or moratorium or other similar proceeding, voluntary or involuntary (and whether or not involving insolvency);

         (c) the Borrower assigns its assets for the benefit of its creditors or enters into any arrangement with its creditors generally or any arrangement whereby its affairs and/or assets are submitted to the control of or protected from its creditors is ordered or declared;

         (d) the Borrower becomes subject to any distribution of its assets, or has a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like appointed with respect to any of its assets (whether or not resulting from the enforcement of any of the Security Documents); or

         (e) anything analogous to any of the foregoing shall occur in relation to the Borrower in any country or territory in which it is incorporated or carries on any business,

         (together the "INSOLVENCY EVENTS") the provisions of Clauses 7.2 (Subordination), 7.3 (Filing of claims), 7.4 (Distributions) and 9 (Voting) shall apply.

7.2      SUBORDINATION

         In any of the circumstances mentioned in Clause 7.1 (Insolvency events) the Subordinated Debt will be subordinate in right of payment to the Borrower's Obligations.

7.3      FILING OF CLAIMS

         In any of the circumstances mentioned in Clause 7.1 (Insolvency events), until the Discharge Date:

         (a) the Off Shore Facility Agent (or, if not the Off Shore Facility Agent, each Senior Creditor) may, and is irrevocably authorised on behalf of each Sponsor and each Shareholder to:

                  (i) claim, enforce and prove for any Subordinated Debt owed by the Borrower;

                  (ii) file claims and proofs, give receipts and take all such proceedings and do all such things as the Off Shore Facility Agent or the Senior Creditors may reasonably consider appropriate to recover such Subordinated Debt; and

                  (iii) receive all distributions on such Subordinated Debt for application in accordance with the Intercreditor Agreement; and

         (b) if and to the extent that the Off Shore Facility Agent or a Senior Creditor is not entitled to claim, enforce, prove, file claims or proofs, or take proceedings for the recovery of any Subordinated Debt owed by the Borrower or elects not to do so, the Sponsors and Shareholders will do so in good time as requested by the Off Shore Facility Agent acting in accordance with the instructions of the Majority Banks (acting reasonably).

7.4      DISTRIBUTIONS

         In any of the circumstances mentioned in Clause 7.1 (Insolvency events), until the Discharge Date:

         (a) each Sponsor and each Shareholder, upon demand, shall pay an amount equal to all distributions in cash or in kind received by or by any agent for such Sponsor or Shareholder in respect of the Subordinated Debt in consequence of such circumstances to the Off Shore Facility Agent for application in accordance with the Intercreditor Agreement; and

         (b) the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Borrower or their proceeds shall be directed to pay distributions on the Subordinated Debt concerned direct to the Off Shore Facility Agent on behalf of the Senior Creditors for application in accordance with the Intercreditor Agreement.

         Each Sponsor and each Shareholder will give all such notices and do all such things as the Off Shore Facility Agent may reasonably request to give effect to the provisions of this Clause 7 (Subordination on insolvency).

8.       ENFORCEMENT BY THE SPONSORS

         Until the Discharge Date, unless the Majority Banks have previously consented in writing, no Sponsor or Shareholder shall:

         (a) accelerate any of the Subordinated Debt or otherwise declare any of the Subordinated Debt prematurely payable;

         (b) enforce the Subordinated Debt by litigation, attachment, set-off, execution or otherwise; or

         (c) petition for (or vote in favour of any resolution for) or initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the Borrower, whether by petition, convening a meeting, voting for a resolution or otherwise.

9.       VOTING

         In any of the circumstances mentioned in Clause 7.1 (Insolvency events), until the Discharge Date:

         (a) the Off Shore Facility Agent acting on the instructions of the Majority Banks may (and is hereby irrevocably authorised to) exercise all powers of convening meetings, voting and representation in respect of the Subordinated Debt and each Sponsor and each Shareholder will provide all forms of proxy and of representation requested by the Off Shore Facility Agent for that purpose; and

         (b) if and to the extent that the Off Shore Facility Agent is not entitled to or does not wish itself to exercise a power conferred by paragraph (a) above, each Sponsor and each Shareholder shall:

                  (i) exercise such power as the Off Shore Facility Agent acting in accordance with the instructions of the Majority Banks directs; and

                  (ii) not exercise any power so as to impair the subordination effected by this Agreement.

10.      FUNDING OF SPONSOR CONTRIBUTIONS AND NATURE OF OBLIGATIONS

10.1     SPONSOR CONTRIBUTIONS

         All Sponsor Contributions shall be made as Equity Contributions at all times after the Second Amendment Agreement Effective Date and prior to such date may also be made as Subordinated Loans. Unless otherwise set out herein, the proceeds of all Sponsor Contributions shall be credited to a Proceeds and Revenue Account. The proceeds of any Sponsor Unsecured Loans shall be paid into the Loan Proceeds Account and applied in accordance with the Facility Agreement. Prior to making such Sponsor Contributions, each Sponsor shall inform the Off Shore Facility Agent in writing as to whether such payment is an Equity Contribution or a Subordinated Loan.

10.2     CONTINUING OBLIGATIONS

         The obligations of each Sponsor and Shareholder under this Agreement:

10.2.1 shall be in addition to and independent of every assurance, guarantee or security which any Senior Creditor may at any time hold for any of the obligations of the Borrower under the Finance Documents and such collateral or other security held by such Senior Creditor, the Off Shore Security Agent or the On Shore Security Agent or the liability of any person for all or any part of the Borrower's Obligations shall not be in any manner prejudiced or affected by this Agreement;

10.2.2 shall remain in full force and effect as a continuing security until the indefeasible payment in full of all amounts payable under the Finance Documents;

10.2.3 shall inure to the benefit of, and be enforced by, the Off Shore Security Agent and its successors, transferees and assigns;

10.2.4   shall be binding on each Sponsor and its successors and assigns; and

10.2.5 shall survive termination of any Transaction Document until the Discharge Date.

10.3     NO DEMAND

         Except as provided herein to the contrary the Sponsors' and Shareholders' Obligations are not subject to any prior notice to, demand upon or action against the Borrower or to any prior notice to the Sponsors and/or Shareholders with regard to any default by the Borrower.

10.4     PAYMENTS

10.4.1 All payments which the Sponsors and/or Shareholders are required to make under this Agreement shall be without any set-off, counterclaim or condition.

10.4.2 A certificate of any Senior Creditor or the Off Shore Security Agent stating:

         (a)      the amount of the Borrower's Obligations due and payable;

         (b) any amount due and payable by the Sponsors and/or Shareholders under this Agreement; or

         (c) the amount of the Borrower's Obligations, whether currently due and payable or not,

         shall be conclusive in the absence of manifest error.

10.4.3 If for any reason, a trust in favour of, or a holding of property for, the Senior Creditors by a Shareholder or Sponsor under or pursuant to this Agreement is invalid or unenforceable, the Shareholder or Sponsor in question will, on the Off Shore Security Agent's demand, pay and deliver to the Off Shore Security Agent an amount equal to the payment, receipt or recovery in cash (or its value, if in kind) which it would otherwise have been bound to hold on trust for, or as property of, the Senior Creditors.

10.5     APPROPRIATION

10.5.1 Subject to the terms of the Finance Documents, each Senior Creditor may apply any amounts received by it hereunder in such manner as it determines in its absolute discretion.

10.5.2 If the Sponsors and/or Shareholders at any time pay to any Senior Creditor (or the Off Shore Security Agent) an amount less than the full amount then due and payable to such Senior Creditor by the Borrower under the relevant Finance Document, such Senior Creditor may allocate and apply such payment in any way or manner and for such purpose or purposes as such Senior Creditor or the Off Shore Security Agent in its sole discretion determines, notwithstanding any instruction that the Sponsors and/or Shareholders might give to the contrary.

10.5.3 Without prejudice to any part of this Clause 10.5, until the Discharge Date, each Senior Creditor (or any trustee, agent or other person acting on its behalf) may:

         (a) refrain from applying or enforcing any other monies, security or rights held or received by such Senior Creditor (or such trustee, agent or other person) in respect of the Borrower's Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against the Borrower's Obligations or otherwise) and the Sponsors and/or Shareholders shall not be entitled to the benefit of the same; and

         (b) hold and keep for such time as it thinks prudent any monies received, recovered or realised under this Agreement, to the credit either of the Sponsors and/or Shareholders or such other person or persons as it thinks fit or in a suspense account for distribution in accordance with the Finance Documents.

10.6     SURVIVAL OF OBLIGATIONS AND WAIVER OF DEFENCES

         Except as expressly provided herein, the Sponsors' and Shareholders' Obligations are irrevocable and unconditional irrespective of, and shall not be discharged, affected or impaired by any act, omission, circumstance (other than the occurrence of the Discharge Date), matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Agreement or which might otherwise constitute discharge or defence of a surety or a guarantor, including (whether or not known to the Borrower, Sponsors, Shareholders or any Senior Creditor):

10.6.1 the legality, validity or enforceability of the Borrower's Obligations, the Finance Documents or of any security under the Finance Documents, or any other document or security;

10.6.2 the waiver of or consent by any of the Senior Creditors of any provision contained in this Agreement or the other Finance Documents;

10.6.3 the obtaining by any of the Senior Creditors of any judgement against the Borrower or any action to enforce such judgement or any other circumstance which might constitute a discharge or defence of the Sponsors and/or Shareholders;

10.6.4 the avoidability or unenforceability of this Agreement as regards any other Sponsor or Shareholder;

10.6.5 any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against the Borrower or any other person, or in respect of any security for the Borrower's Obligations;

10.6.6 any amendment, variation, change, acceleration, renewal, modification, waiver, surrender, compromise, settlement, release, termination or replacement of the provisions of any Finance Document or of any other agreement or security between any Senior Creditor and the Borrower or between any Senior Creditor and any other party in relation to the Borrower's Obligations;

10.6.7 any extension of time, forbearance or concession given to the Borrower or any other party, or any increase, decrease, change in the manner, time or place of payment or calculation or other alteration of the Borrower's Obligations or any part thereof;

10.6.8 any taking, holding, reviewing, exchanging, varying, releasing, waiving or omitting to take, perfect or enforce any rights, remedies or securities against or granted by the Borrower or any other person or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

10.6.9 any failure of the Borrower, the Sponsors or the Shareholders to comply with any requirement of any law, regulation or order;

10.6.10 the dissolution, liquidation, winding-up, amalgamation, merger, reorganisation or other alteration of the legal status or structure of the Borrower, any of the Sponsors or Shareholders or any other person the filing of any petition for the foregoing or the making of an assignment for the benefit of creditors or the appointment of a receiver or trustee to all or any significant part of the Borrower's, a Sponsor's or a Shareholder's assets;

10.6.11 any purported or actual assignment of all or part of the Borrower's Obligations by any Senior Creditor to any other party;

10.6.12 any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Borrower's Obligations, and/or any offset thereagainst, or failure to perfect, or continue the perfection of, any Security in any such property, or delay in the perfection of any such Security, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Borrower's Obligations;

10.6.13 any exercise or failure to exercise any rights against the Borrower or others (including the Sponsors and the Shareholders);

10.6.14 any settlement or compromise of any of the Borrower's Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any of the Borrower's Obligations (whether due or not) of the Borrower to creditors of the Borrower other than the Sponsors and the Shareholders;

10.6.15 any manner of application of collateral, or proceeds thereof, to all or any of the Borrower's Obligations, or any manner of sale or other disposition of any collateral for all or any of the Borrower's Obligations or any other assets of the Borrower or any of its subsidiaries; or

10.6.16 any other circumstance howsoever caused or arising and whether or not similar to any of the foregoing (other than payment in full of the Borrower's Obligations by the Borrower or the Sponsors in accordance with the relevant Finance Documents or this Agreement, as the case may
         be) which might otherwise constitute a discharge or defence of a surety or a guarantor in whole or in part.

10.7     RIGHTS OF THE SENIOR CREDITORS

         The Senior Creditors may in accordance with the terms of the relevant Finance Document:

10.7.1 change, alter, renew, continue, extend and/or accelerate the time of payment of, all or any amounts outstanding under the relevant Finance Documents, or any part or parts thereof or renewal or renewals thereof;

10.7.2   amend, waive or replace any part of any Finance Document; and

10.7.3 settle or compromise any or all of the indebtedness owed by the Borrower under the Finance Documents or subordinate the payment of such indebtedness or any part thereof to the payment of any other debts or claims which may at any time be due or owing by the Borrower to the Senior Creditors;

         all in such manner and upon such terms as the Senior Creditors may see fit or be directed in writing and without notice to or consent from any of the Sponsors and/or Shareholders, who hereby agree to be and remain bound by this Agreement, irrespective of the effect upon the existence or status of the Borrower's Obligations.

10.8     REINSTATEMENT

         If any payment by the Borrower, a Shareholder or a Sponsor or any discharge given by a Senior Creditor (whether in respect of the obligations of the Borrower, a Shareholder or a Sponsor or any security for any of those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

         (a) the liability of the Borrower, that Shareholder or Sponsor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

         (b) each Senior Creditor shall be entitled to recover the value or amount of that security or payment from the Borrower, that Shareholder or Sponsor, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred.

11.      NO SUBROGATION

11.1 If any amounts have become payable or have been paid by a Shareholder or a Sponsor under this Agreement or if the Borrower's Obligations are wholly or partially paid out of any proceeds received in respect of or on account of any Subordinated Debt owing to any Sponsor or Shareholder, no Sponsor or Shareholder shall, in respect of such monies, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind (including, without limitation, voting or exercising remedies as a lender) which may accrue to the Sponsor or Shareholder against the Borrower by virtue of this Agreement, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid, except after satisfaction in full of all of the Borrower's Obligations and the expiration of any and all applicable preference periods during which the payments credited to the satisfaction of the Borrower's Obligations may be required to be returned to the payor thereof or such person's trustee, receiver or other representative.

11.2 The subordination provisions in this Agreement constitute a continuing subordination and benefit to the ultimate balance of the Borrower's Obligations regardless of any partial payment or discharge of the Borrower's Obligations or Subordinated Debt.

12.      WAIVER

12.1     The Sponsors and Shareholders waive:

12.1.1 notice of any rescheduling of the Borrower's Obligations and of any change in the rate at which any of the Borrower's Obligations are accruing interest or fees;

12.1.2 promptness, diligence, nature of acceptance or any other notice with respect to this Agreement;

12.1.3 diligence, presentment and demand for payment of any of the Borrower's Obligations;

12.1.4 protest, notice of protest, notice of dishonour and notice of non-payment or default to the Shareholders and/or Sponsors or to any other person with respect to the Borrower's Obligations;

12.1.5 filings of claims or proof of claims with a court in the event of any bankruptcy or insolvency proceedings as to which the Borrower is subject;

12.1.6 any right to require a proceeding or judgement first against the Borrower or any other persons or to require any Senior Creditor, the On Shore Security Agent or the Off Shore Security Agent to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Sponsors or Shareholders under this Agreement;

12.1.7   any defences available to a surety under law; and

12.1.8 all other legally waivable notices, defences and benefits (other than payment in full of the Borrower's Obligations by the Borrower or the Sponsors in accordance with the relevant Finance Documents or this Agreement, as the case may be) to which the Sponsors or Shareholders might otherwise be entitled.

13.      CONSENTS

13.1     NEW TRANSACTIONS

         No Sponsor or Shareholder shall have any remedy against the Borrower or any of the Senior Creditors by reason of any transaction entered into between the Senior Creditors (or any of them) or the Agents or the Security Agents on their behalf and the Borrower relating to the Borrower's Obligations or otherwise which violates or is a default under any Subordinated Debt Document. No Sponsor or Shareholder may object to any such transaction by reason of any provisions of any Subordinated Debt Document.

13.2     OVERRIDE

         Any waiver or consent granted by an Agent, Security Agent or the Majority Banks under the Finance Documents will also be deemed to have been given by each Sponsor and Shareholder (each in its capacity as such) if and to the extent that any transaction or circumstances would, in the absence of such waiver or consent by any Sponsor or Shareholder, violate the terms of any Subordinated Loan or the terms of any Subordinated Debt Document or constitute a default thereunder.

14.      CONFLICT

         Notwithstanding any other provision of any other Transaction Document, the Shareholders and Sponsors agree that the terms of this Agreement shall, without prejudice to the rights of the Senior Creditors under this or any other Transaction Document, prevail over the rights of the Shareholders and Sponsors under any other Transaction Document (excluding the Shareholders Pledge Agreement, the provisions of which shall prevail in case of any conflicts between the Shareholders Pledge Agreement and this Agreement).

15.      PRESERVATION OF SUBORDINATED DEBT

         Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of any of the Subordinated Debt, the Subordinated Debt concerned shall solely as between the Borrower and the Sponsor be treated as remaining due in accordance with the terms of the relevant Subordinated Debt Document for the purpose of accruing interest thereon (if applicable) pursuant to the relevant Subordinated Debt Document. No delay in exercising rights and remedies under any relevant Subordinated Debt Document by reason of any term of this Agreement postponing, restricting or preventing such exercise shall operate as a waiver of any of those rights and remedies.

16.      TAXES

16.1     PAYMENT AND GROSS UP

         All payments by a Sponsor or Shareholder under this Agreement shall be made without any deduction or withholding on account of any taxes unless that Sponsor or Shareholder is required by law to make such deduction or withholding, in which case the Sponsor or Shareholder shall:

16.1.1 ensure that the deduction or withholding does not exceed the minimum amount legally required; and

16.1.2 forthwith pay such additional amounts so as to ensure that the amount received by the recipient will equal the full amount which would have been made.

16.2     RECEIPTS

         If Clause 16.1 (Payment and gross up) applies and the relevant recipient so requires, the Sponsor or Shareholder shall deliver to such recipient official tax receipts evidencing payment (or certified copies of thereof) within thirty (30) days of the date of payment or receipt of such tax receipts (whichever is later).

16.3     STAMP DUTIES ETC

         The Sponsors shall pay all stamp, recording or similar taxes payable in respect of the execution, delivery and enforcement of this Agreement promptly when due.

16.4     TAX INDEMNITY

         If any Senior Creditor is obliged to make any payment on account of taxes referred to in Clause 16.1 (Payment and gross up) or if any other additional tax burdens occur in connection with this Agreement the Sponsors on a joint and several basis shall indemnify such Senior Creditor from any payment on account of such taxes.

17.      INDEMNITIES

17.1     CURRENCY INDEMNITY

         If any sum due from a Sponsor or a Shareholder under this Agreement or under any order or judgement given or made in relation hereto has to be converted from the currency (the "FIRST

         CURRENCY") in which the same is payable under this Agreement or under such order or judgement into another currency (the "SECOND CURRENCY") for the purpose of:

17.1.1   making or filing a claim or proof against such Sponsor or Shareholder;
         or

17.1.2   obtaining an order of judgement given or made in relation hereto,

         the Sponsor or Shareholder shall on demand of the Off Shore Facility Agent pay to the Off Shore Facility Agent (or such person as the Off Shore Facility Agent may nominate) for account of each of the persons to whom such sum is owed an amount sufficient to indemnify such person from and against any loss suffered as a result of any discrepancy between:

         (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

         (b) the rate of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

         The obligations of each Sponsor and Shareholder under this Clause 17.1 are separate from its other obligations under this Agreement and shall survive the giving or making of any judgement or order in relation to all or any of such other obligations.

17.2     PRESERVATION AND ENFORCEMENT RIGHTS

         The Sponsors and Shareholders shall from time to time on demand of the Off Shore Facility Agent reimburse the Senior Creditors for all reasonable out of pocket costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred by them in connection with the preservation and/or enforcement of any of the rights of the Senior Creditors under this Agreement.

18.      SUCCESSORS, ASSIGNMENTS AND TRANSFERS

18.1     SUCCESSORS AND ASSIGNS

         This Agreement binds and benefits the respective successors and assigns of its parties.

18.2     ASSIGNMENTS AND TRANSFERS BY THE SPONSORS AND SHAREHOLDERS

         The Sponsors and Shareholders shall not without prior written approval by the Majority Banks assign or transfer all or any of their rights, benefits and obligations under this Agreement other than in accordance with the terms hereof.

18.3     ASSIGNMENTS AND TRANSFERS BY THE SENIOR CREDITORS

         Each of the Senior Creditors may at any time assign all its rights and benefits under this Agreement or transfer its rights and obligations under this Agreement in whole or in part to any other bank or financial institution in accordance with the Facility Agreement.

19.      POWER OF ATTORNEY

19.1 By way of security for the obligations of each Sponsor and Shareholder under this Agreement, each Sponsor and Shareholder irrevocably appoints each Senior Creditor as its attorney to do anything which that Sponsor or Shareholder (a) has authorised that Senior Creditor to do under this Agreement and (b) is required and legally able to do by this Agreement but has failed to do for a period of ten (10) Business Days after receiving notice from the Senior Creditor requiring it to do so. Each Senior Creditor may delegate this power.

19.2 Each Sponsor and Shareholder further agrees to execute or procure the execution of and deliver to the Off Shore Security Agent such other powers of attorney, assignments or other instruments as may be requested by the Off Shore Security Agent in order to enable it to enforce any and all claims of the Secured Creditors upon or with respect to the Subordinated Debt or any part thereof and to collect and receive any and all payments or distributions which may be payable or deliverable to the Off Shore Security Agent at any time upon or with respect to the Subordinated Debt or any part thereof.

20.      REMEDIES AND WAIVERS, CUMULATIVE RIGHTS, PARTIAL INVALIDITY

20.1     REMEDIES AND WAIVER

         No failure to exercise, nor any delay in exercising, on the part of the Senior Creditors, any right or remedy under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

20.2     OBLIGATIONS

         Notwithstanding anything to the contrary in this Agreement, in no event shall the obligations of the Sponsors and Shareholders under other Transaction Documents be deemed to limit the obligations of the Sponsors and Shareholders under this Agreement.

20.3     CUMULATIVE RIGHTS

         The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights and remedies provided in the Finance Documents or by law.

20.4     PARTIAL INVALIDITY

         Should any provision of this Agreement be invalid or unenforceable, in whole or in part, or should any provision later become invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement. In lieu of the invalid or unenforceable provision another reasonable provision shall apply, which as far as legally possible comes as close as possible to the intention of the contracting parties, or to what would have been their intention, in correspondence with the spirit and the purpose of this Agreement, had the Parties upon entering into this Agreement taken into consideration the invalidity or unenforceability of the respective provision.

21.      RIGHTS OF THE BORROWER

         (a) The Borrower shall not have any rights hereunder and none of the undertakings herein contained on the part of the Senior Creditors or the Sponsors are given (or shall be deemed to have been given) to, or for the benefit of, the Borrower.

         (b) The Borrower joins in this Agreement for the purpose of acknowledging the priorities, rights and obligations recorded in this Agreement and undertakes with each of the other parties hereto to observe the provisions of this Agreement at all times and not in any way to prejudice or affect the enforcement of such provisions or do or suffer anything which would be inconsistent with the terms of this Agreement.

22.      OTHER INFORMATION

         The Borrower authorises the Sponsors and Shareholders, and the Sponsors and the Shareholders authorise each of the Agents, the Security Agents and the Senior Creditors to disclose to and amongst themselves all information relating to the Borrower and all other information coming into the possession of any of them in connection with any of the Finance Documents and the Subordinated Debt Documents.

23.      UMTS REBATE

         Notwithstanding any provision of this Agreement, if, in accordance with Clause 24.33(b)(iv) (UMTS and other licences) of the Facility Agreement, the UMTS Subsidiary sells its UMTS license on a commercial arm's length terms basis then, unless an Event of Default has occurred and is continuing, the Borrower shall be entitled to remit to the Shareholders the proceeds of sale thereof.

24.      OVERSEAS RANKING

         All of the parties hereto undertake to take all action which can reasonably be taken by them in order that the intentions of the parties (solely as expressed in this Agreement) as to the relative ranking of priorities as between the Borrower's Obligations and the Subordinated Debt shall be given effect to in all relevant jurisdictions.

25.      NOTICES

25.1     COMMUNICATIONS IN WRITING

         Any communication, demand or notice to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

25.2     ADDRESSES

         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

         (a)      in the case of the Borrower:

                  WESTERN WIRELESS INTERNATIONAL D.O.O.

                  Address:      Brnciceva ulica 49
                                1231 Ljubljana
                                Slovenia

                  Telephone:    +386 1 5801 200
                  Fax:          +386 1 5801 109
                  Attention of: Steven Fast
                  Copy to:      Western Wireless International Corporation

         (b)      in the case of the Borrower's process agent:

                  CORPORATION SERVICE COMPANY

                  Address:      1177 Avenue of the Americas
                                17th Floor
                                New York, NY 10036-2721
                                USA

                  Telephone:    +1 212 299 9100
                  Fax:          +1 212 299 9102

         (c)      in the case of the Off Shore Facility Agent and the Banks:

                  IKB DEUTSCHE INDUSTRIEBANK AG

                  Address:      Wilhelm-Botzkes-Stra(ss)e 1
                                40474 Dusseldorf
                                Germany

                  Telephone:    +49 211 8221 4887 or +49 211 8221 4193
                  Fax:          +49 211 8221 2887 or +49 211 8221 2193
                  Attention of: Martina Messing or Dr. Peer Gunzel, Structured
                                Finance Department

         (d)      in the case of the Sponsors and the Shareholders:

                  WESTERN WIRELESS INTERNATIONAL CORPORATION

                  Address:      3650 131st Avenue, S.E, Suite 400
                                Bellevue, Washington 98006
                                USA

                  Telephone:    +1 425 586 8700
                  Fax:          +1 425 586 8777
                  Attention of: Scott Alderman

         or any substitute address, fax number or department or officer as the relevant party may notify to the Off Shore Facility Agent (or the Off Shore Facility Agent may notify to the other Parties, if a change is made by the Off Shore Facility Agent) by not less than five (5) Business Days' notice.

25.3     DELIVERY

         (a) Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

                  (i)      if by way of fax, when received in legible form; or

                  (ii) if by way of letter, when it has been left at the relevant address or three (3) Business Days after being deposited with a reputable overnight courier service,

                  and if a particular department or officer is specified as part of its address details provided under Clause 25.2 (Addresses), if addressed to that department or officer.

         (b) Any communication or document to be made or delivered to the Off Shore Facility Agent will be effective only when actually received by the Off Shore Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Off Shore Facility Agent's signature below (or any substitute department or officer as the Off Shore Facility Agent shall specify for this purpose).

         (c) All notices from or to the Borrower shall be sent through the Off Shore Facility Agent.

25.4     NOTIFICATION OF ADDRESS AND FAX NUMBER

         Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 25.2 (Addresses) or changing its own address or fax number, the Off Shore Facility Agent shall notify the other Parties.

25.5     ENGLISH LANGUAGE

         Any notice given under or in connection with this Agreement shall be in English.

26.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument.

27.      AMENDMENTS

         Any amendment of any provision of this Agreement shall be in writing and signed by the Borrower, each of the Sponsors and Shareholders, and the Off Shore Security Agent (on behalf of the Majority Banks).

28.      GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the law of the State of New York, without reference to principles of choice of law thereof (other than sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

29.      JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL

29.1 Each Shareholder, Sponsor and the Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Finance Document, or for recognition or enforcement of any judgement, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Party agrees that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law. Nothing in any Finance Document shall affect any right that any Senior Creditor may otherwise have to bring any action or proceeding relating to any Finance Document against any party thereto or its properties in the courts of any jurisdiction.

29.2 Each Shareholder, Sponsor and the Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Finance Document in any court referred to in Clause
         29.1 (Jurisdiction; consent to service of process; waiver of jury trial). Each Party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

29.3 EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

         HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 29.3.

30.      SERVICE OF PROCESS

30.1 Each Sponsor, Shareholder and the Borrower irrevocably appoints the parties (each such party, a "PROCESS AGENT") listed by its name in
         Schedule 4 (Process Agents) as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court.

30.2 Each Sponsor, Shareholder and the Borrower agrees that service of process in respect of it upon its Process Agent, together with written notice of such service given to it in the manner provided in Clause 25 (Notices), shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Sponsor, Shareholder and the Borrower agrees that the failure of its Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgement rendered in any such action, suit or proceeding based thereon. If for any reason a Process Agent shall cease to be available to act as such, the relevant Sponsor, Shareholder or the Borrower, as the case may be, agrees to irrevocably appoint another such agent in New York City, as its authorized agent for service of process, on the terms and for the purposes of this Clause 30. Nothing herein shall in any way be deemed to limit the ability of any Senior Creditor to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any Sponsor, Shareholder or the Borrower or bring actions, suits or proceedings against such party in such other jurisdiction, and in such manner, as may be permitted by applicable law.

31.      WAIVER OF IMMUNITY

         Each Shareholder, Sponsor and the Borrower waives generally any immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

31.1.1 the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

31.1.2 the issue of any process against its assets or revenues for the enforcement of a judgement or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues, and agrees that in any Proceeding in the County of New York this waiver shall have the fullest scope permitted by the United States Sovereign Immunities Act 1976 and that this waiver is intended to be irrevocable for the purposes of such Act.

32.      EXPENSES

32.1 The Sponsors shall on a joint and several basis, pay or reimburse each Senior Creditor (to the extent reimbursement has not already been made by the Borrower upon receipt of notice thereof) for all out of pocket expenses, including fees and expenses of its legal counsel and any value added Tax or similar Tax, incurred by the Senior Creditors in connection with the performance, enforcement or protection or attempted enforcement or protection of its rights under this Agreement.

33.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the Parties.

                                   SCHEDULE 1

                                 PROCESS AGENTS

(A)      The Borrower appoints as its Process Agent for Germany

         FIDEUROP TREUHANDGESELLSCHAFT FUR DEN GEMEINSAMEN MARKT MBH

         Address:      Marie-Curie Stra(ss)e 30
                       60439 Frankfurt am Main, Germany

         Telephone:    +49 69 95 870
         Fax:          +49 69 95 87 2584

         Attention of: Dr. Klaus Zimmerman

(B)      The Borrower appoints as its Process Agent for the United States of
         America

         CORPORATION SERVICE COMPANY

         Address:   1177 Avenue of the Americas
                    17th Floor, New York, N.Y.
                    10036-2721, U.S.A.

         Telephone: +1 212 299 9100
         Fax:       +1 212 299 9102

(C)      The Borrower appoints as its Process Agent for England and Wales

         LAW DEBENTURE CORPORATE SERVICES LIMITED

         Address:   Fifth floor
                    100 Wood Street
                    London, EC2V 7EX
                    England

         Telephone: +44 20 7696 5242
         Fax:       +44 20 7696 5262

         SIGNATURE PAGE OF THE SECOND AMENDMENT AND RESTATEMENT OF THE SPONSORS' AND SHAREHOLDERS' UNDERTAKING AND COMPLETION GUARANTEE

THE BORROWER

WESTERN WIRELESS INTERNATIONAL D.O.O.

By:                             By:

Name:                           Name:
Title:                          Title:

Address:      Brnciceva ulica 49, 1231 Ljubljana, Slovenia
Telephone:    +386 1 5801 200
Fax:          +386 1 5801 011
Attention of: Steven Fast

OFF SHORE SECURITY AGENT AND OFF SHORE FACILITY AGENT

IKB DEUTSCHE INDUSTRIEBANK AG

By:                             By:

Name:                           Name:
Title:                          Title:

Address:      Wilhelm-Botzkes-Stra(ss)e 1, 40474 Dusseldorf, Germany
Telephone:    +49 211 8221 4887 or +49 211 8221 4730
Fax:          +49 211 8221 2887 or +49 211 8221 2730
Attention of: Martina Messing or Dr. Peer Gunzel, Structured Finance Department

         SIGNATURE PAGE OF THE SECOND AMENDMENT AND RESTATEMENT OF THE SPONSORS' AND SHAREHOLDERS' UNDERTAKING AND COMPLETION GUARANTEE

THE SPONSORS

WESTERN WIRELESS INTERNATIONAL CORPORATION

By:                             By:

Name:                           Name:
Title:                          Title:

Address:      3650 131st Avenue, S.E., Suite 400, Bellevue, Washington 98006,
              USA
Telephone:    +1 425 586 8161
Fax:          +1 425 586 8777
Attention of: Scott Alderman

WESTERN WIRELESS INTERNATIONAL SLOVENIA CORPORATION

By:                             By:

Name:                           Name:
Title:                          Title:

Address:      3650 131st Avenue, S.E., Suite 400, Bellevue, Washington 98006,
              USA
Telephone:    +1 425 586 8161
Fax:          +1 425 586 8777
Attention of: Scott Alderman

         SIGNATURE PAGE OF THE SECOND AMENDMENT AND RESTATEMENT OF THE SPONSORS' AND SHAREHOLDERS' UNDERTAKING AND COMPLETION GUARANTEE

WESTERN WIRELESS INTERNATIONAL SLOVENIA II CORPORATION

By:                             By:

Name:                           Name:
Title:                          Title:

Address:      3650 131st Avenue, S.E., Suite 400, Bellevue, Washington 98006,
              USA
Telephone:    +1 425 586 8161
Fax:          +1 425 586 8777
Attention of: Scott Alderman